Exhibit 10.1.54

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***]

AMENDMENT NO. 3 TO THE PRODUCT DEVELOPMENT

AND MANUFACTURING AGREEEMENT

This amendment (“Amendment No. 3”) is the third amendment to the November 13, 2012 Product Development and Manufacturing Agreement (the “Agreement”) and related Exhibits between ThinKom Solutions, Inc. (“ThinKom”) and Gogo LLC (“Gogo”). This Amendment No. 3 is effective May 12, 2015. Capitalized terms used but not defined herein shall have the same meaning set forth in the Agreement.

WHEREAS, ThinKom and Gogo are Parties to the Agreement, Exhibit A, Revision 1, Exhibit A-2, and Exhibit A-2, Revision 1, which provide for the development and manufacture of the K4 and 2Ku Products, respectively, and each of their various component parts comprising a K4 and 2Ku Shipset; and

WHEREAS, the Parties wish to amend the provisions of the Agreement and the Exhibits to reflect the recent negotiation between the Parties;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreement contained herein, receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows. To the extent there is any contradiction, inconsistency or ambiguity between the terms of this Amendment No. 3 and the Agreement, Exhibits or previous amendments thereto, this Amendment No. 3 will govern.

A.	Gogo agrees to place a purchase order with ThinKom for a minimum of [***] Shipsets of the 2Ku Product units within 10 days of the execution of this Amendment No.3.

B.	Section 6 of Exhibit A, Revision 1(Minimum Order Size and Payment Schedule for Additional Orders) is deleted in its entirety and replaced with the following:

For purposes of the quantities referenced in this paragraph, any units currently on order or previously delivered as of the date of this Amendment No.3 shall not be considered. For any purchase order placed under Exhibit A, Revision 1, Gogo shall pay ThinKom: [***]. ThinKom agrees that this Agreement does not create any volume purchase obligations for Gogo and that Gogo is not required to purchase any Product Shipset units hereunder, other than the order for a minimum of 100 2Ku Shipsets pursuant to Paragraph A above. Minimum order size shall remain at [***] units with deliveries spread over no more than [***].

C.	Section 11 of Exhibit A-2, Revision 1 (Minimum Order Size and Payment Schedule for Additional Orders) is deleted in its entirety and replaced with the following:

For purposes of the quantities referenced in this paragraph, any units currently on order or previously delivered as of the date of this PDMA Amendment No.3 shall not be considered. For any purchase order placed under Exhibit A-2, Revision 1, Gogo shall pay ThinKom: [***]. ThinKom agrees that this Agreement does not create any volume purchase obligations for Gogo and that Gogo is not required to purchase any Product Shipset units hereunder. Minimum order size shall remain at [***] units with deliveries spread over no more than six months.

D.	The following is added to the end of Section 22 (Delivery Schedule):

Following ThinKom’s acceptance of a purchase order, and the specified Product unit delivery dates therein or delivery dates as otherwise mutually agreed upon between the Parties, if ThinKom fails to meet the agreed upon delivery dates for the Product(s), Gogo may in its sole option and discretion, claim a penalty for the delay in delivery of the Product unit(s) equal to [***]of the total value of the late Product unit(s), however, Gogo shall not assess any penalty on shipments made within 10 days of the scheduled date. In no event shall the late penalty exceed [***]. ThinKom shall apply such amount retroactively to the dates set forth in the applicable purchase order and issue a corresponding debit note on any payments made. Gogo and ThinKom agree to establish a monthly review process in which open purchase order due dates are reviewed, ThinKom will provide confirmation of its ability to meet the given dates or request schedule relief, and Gogo will, in good faith, accommodate reschedule requests if such schedule relief does not create an undue burden on Gogo or Gogo’s customer(s).

E.	Table 1 of Exhibit A-2, Revision 1 and Table 1 of Exhibit A, Revision 1 are replaced with the following pricing table: (Note: although LRU pricing is provided separately, LRU units must be ordered in the same quantities [Product shipsets], otherwise, Spares Pricing from Table 2 of Exhibit A-2, Revision 1 shall apply for all LRU quantities which are outside of a shipset purchase). The “[***]” reflected below shall be for the first [***] Shipsets ordered, after which pricing shall be per the “[***]Pricing” outlined below:

[***]

E.	The Following provisions are added to the end of Section 26 of the Agreement.

26.14	Packaging of all Product units and all related components shall meet or exceed the guidelines established per the current version of ATA Specification 300: specification for packaging of airlines supplies. Corresponding barcode labels containing, at a minimum, part number and Product unit serial number shall be affixed to each corresponding Product unit and the exterior of the carton in which it is packaged. Corresponding packing slips containing corresponding barcode labels shall also be affixed to the exterior of shipping cartons as well.

26.15	ThinKom shall maintain at ThinKom’s facility and Gogo shall maintain at ThinKom’s facility or forward inventory locations for mutually agreed upon stock levels of Product for shipment to a location or locations as designated by Gogo within twenty-four (24) hours of Gogo’s delivery of a purchase order for aircraft-on-ground Product and within forty-eight (48) hours of Gogo’s delivery of a purchase order for non-aircraft-on-ground Product.

26.16	ThinKom will provide Gogo with individual Certificates of Compliance certifying Products adhere to their respective design specifications. ThinKom shall provide the Federal Aviation Administration (FAA) Authorized release certificate, FAA Form 8130-3, as appropriate, with each shipment of Product. In certain instances, where extensive investigation is required, ThinKom shall provide copies of all ThinKom Product inspection reports as reasonably requested by Gogo.

26.17	ThinKom shall make best efforts to become a Certified 14 CFR Part145 Repair Station on or before November 15, 2015 and shall maintain such certification for the Term of the Agreement.

26.18	ThinKom will provide Gogo with appropriate digital diagnostic tools and grant access to Gogo, via the internet, to ThinKom’s maintenance page enabling Gogo to perform real-time system health check monitoring to actively assess the performance of individual systems, on individual aircraft, as it relates to the Product Units. ThinKom shall recommend hardware and test equipment for Gogo’s use at its service centers as required for diagnostic analysis. Gogo shall decide whether or not to purchase such recommended equipment.

26.19	ThinKom shall provide a minimum of three (3) Product training classes in accordance with industry standards each calendar year at its location. ThinKom shall provide all necessary training materials and training topics covered will be as mutually agreed upon between the parties. Each party will bear the cost of their respective travel related expenses incurred as a result of such training classes.

26.20	ThinKom will provide technical support 24/7/365 by means of a telephone number and email address to be provided separately to Gogo and updated, in writing, as required.

26.21	Upon Gogo’s request, ThinKom shall immediately dispatch qualified and experienced personnel to the location(s) specified by Gogo to assist with troubleshooting and repair of chronic or widespread performance issues with the Product, subject to availability and at labor and travel rates then currently in effect. However, for the period beginning with the first commercial installation and continuing for fourteen months thereafter, should ThinKom need to send personnel to a given location to assist with troubleshooting and repair of a performance issue and for which the investigation determines that the problem is caused by a defect which was caused by ThinKom with a ThinKom provided LRU, then ThinKom shall not be reimbursed for ThinKom’s labor and travel expenses.

26.22	ThinKom will provide a tear down report within three business days of receipt of each Product Unit that is returned for repair whether under warranty or otherwise. Such report will describe the root cause, if applicable, of the problem and the corrective actions to be taken by ThinKom.

IN WITNESS WHEREOF the Parties hereto, by their duly authorized representatives, have executed this Amendment as of the date first set forth above.

GOGO LLC		THINKOM SOLUTIONS, INC.

By:	/s/ Mark Malosh	By:	/s/ Mark J. Silk

Name:	Mark Malosh	Name:	Mark J. Silk

Title:	SVP Operations	Title:	President

Date:	5/15/15	Date:	5/18/15